UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

CST BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and Item 7.01.	Results of Operations and Financial Condition; Regulation FD Disclosure.
Although financial statements of CST Brands, Inc. (the “Company”) for the three months ended December 31, 2013 are not yet complete, certain preliminary financial information is available. Based on such preliminary financial information, the following is being provided:
U.S. Segment

•	Motor fuel volume, on a gallons per site per day basis, is expected to be close to the low end of the previously provided guidance of 4,850 to 4,950 gallons per site per day.

•	Merchandise sales, on a per site per day basis, is expected to be close to the low end of the previously provided guidance of $3,250 to $3,350 per site per day.

•	Merchandise gross margin percentage, after the deduction of credit card fees, is expected to be slightly above the high end of the previously provided range of 29 to 30 percent.

•
Although guidance was not previously provided with regard to motor fuel gross margin (cents per gallon), the Company expects fourth quarter cents per gallon, after the deduction of credit card fees, to be in the range of 14 to 16 cents per gallon.

Canada. Segment

•	Motor fuel volume, on a gallons per site per day basis, is expected to be close to the low end of the previously provided guidance of 3,300 to 3,400 gallons per site per day.

•	Merchandise sales, on a per site per day basis, is expected to be close to the low end of the previously provided guidance of $2,500 to $2,600 per site per day.

•	Merchandise gross margin percentage, after the deduction of credit card fees, is expected to be slightly above the high end of the previously provided range of 27 to 28 percent.

•
Although guidance was not previously provided with regard to motor fuel gross margin (cents per gallon), the Company expects fourth quarter cents per gallon, after the deduction of credit card fees, to be in the range of 23 to 25 cents per gallon.

It is anticipated that that the effective tax rate for the fourth quarter will be in the 34 to 36 percent range.
On January 23, 2014, the Company issued a press release announcing these financial results for the fourth quarter ended December 31, 2013 and updating its financial guidance. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The above information has been prepared by, and is the responsibility of, management of the Company, and does not represent a comprehensive statement of the financial results for the Company for the three months ended December 31, 2013. KPMG, the independent registered public accounting firm for the Company, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information. Accordingly, KPMG does not express an opinion or any other form of assurance with respect thereto. The final financial results for the three months ended December 31, 2013 may vary from the Company’s expectations and may be materially different from the information described above as the quarterly financial statement close process is not complete and additional developments and adjustments may arise between now and the time the financial results for this period are finalized. Accordingly, you should not place undue reliance on the preliminary estimated financial information. The above information should not be viewed as a substitute for financial statements prepared in accordance with U.S. generally accepted accounting principles. The Company’s consolidated financial statements and related notes as of, and for, the year ended December 31, 2013 are not expected to be filed with the Securities and Exchange Commission until March 2014. The Company disclaims any undertaking to provide interim data points in the future.

Statements contained in this release that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “should,” “intends,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CST Brands’ most recent Form 10-Q or registration statement on Form S-1, as amended and filed with the Securities and Exchange Commission, each as available on the CST Brands’ website at www.cstbrands.com. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.
The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1    Press Release dated January 23, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Cynthia P. Hill
By:	Cynthia P. Hill
Title:	General Counsel and Corporate Secretary

Date: January 23, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated January 23, 2014.